Exhibit 99.1

IDEAYA and GSK Announce a Broad Partnership in Synthetic Lethality, an Emerging Field in Precision Medicine Oncology

‒	Partnership covers three IDEAYA Synthetic Lethality programs - MAT2A, Pol Theta and Werner Helicase, and will explore combinations between IDEAYA and GSK programs

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IDEAYA will receive a $100 million upfront cash payment, and $20 million equity purchase of IDEAYA common stock in a direct private placement, and a potential $50 million cash option exercise fee for the MAT2A program.  IDEAYA is also entitled to receive potential preclinical, clinical and sales milestones

‒	IDEAYA will receive a 50% US profit share for the MAT2A and Werner Helicase programs and is responsible for 20% of global development costs for products being developed with GSK

South San Francisco, CA, and London, United Kingdom, June 16, 2020 – IDEAYA Biosciences, Inc. (Nasdaq: IDYA) and GlaxoSmithKline plc (GSK) announce a strategic partnership in Synthetic Lethality, an emerging field in Oncology.

The strategic partnership includes IDEAYA’s Synthetic Lethality programs MAT2A, Pol Theta, and Werner Helicase programs, which are projected to reach clinical trials within the next three years.  IDEAYA has solved the crystal structures for each of its MAT2A, Pol Theta and Werner Helicase programs, enabling structure-based drug design, and has demonstrated in vivo proof of concept in relevant animal models for its MAT2A and Pol Theta programs.

Synthetic Lethality is one of four core research focus areas for GSK in oncology. In synthetic lethality, cells tolerate the loss of single genes in isolation but not together in combination. When tumor suppressor genes are functionally lost in cancer, this mode of action can be used to exploit tumor-specific vulnerabilities through new medicines for patients with cancer.

“GSK is the ideal strategic partner for IDEAYA, as this partnership enables compelling potential combinations and the opportunity to build the industry leading Synthetic Lethality pipeline that targets molecularly defined populations in several major solid tumors, including potentially lung, prostate, breast, colorectal, and ovarian cancer,” said Yujiro S. Hata, Chief Executive Officer and President, IDEAYA Biosciences.

IDEAYA will lead the MAT2A program through early clinical development.  IDEAYA is responsible for all costs of the MAT2A program prior to the GSK option exercise.  Thereafter, IDEAYA is responsible for 20% of global development costs.

IDEAYA will receive a 50% US profit share and ex-US royalties for the MAT2A and Werner Helicase programs and is responsible for 20% of global development costs for licensed products being developed with GSK.  IDEAYA will receive global royalties for the Pol Theta program, and GSK will cover all research, development, and commercialization costs. GSK will be responsible for all commercialization activities and costs globally for licensed products. The collaboration agreement is conditional upon customary conditions including regulatory review by the appropriate regulatory agencies under the Hart-Scott-Rodino Act.

“GSK and IDEAYA have a vision to bring the next generation of innovative precision medicine therapies to patients utilizing the approach of Synthetic Lethality, and a highly complementary pipeline that has the potential to deliver transformative benefit for patients,” said Michael Dillon, Ph.D., Chief Scientific Officer, IDEAYA Biosciences.

IDEAYA Conference Call

At 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time today, IDEAYA's management will host a conference call and a simultaneous webcast presentation to discuss the transaction.  The webcast presentation call can be accessed during the call by visiting the “Investors / News and Events / Presentation” section of IDEAYA’s website at www.ideayabio.com. Please connect to the website prior to the start of the call to allow adequate time for any software download that may be required. A replay of the webcast will be available through approximately fourteen days following the live presentation webcast.

About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including direct targeting of oncogenic pathways and synthetic lethality – which represents an emerging class of precision medicine targets.

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About GSK in Oncology

GSK is focused on maximising patient survival through transformational medicines. GSK’s pipeline is focused on immuno-oncology, cell therapy, cancer epigenetics, and synthetic lethality. Our goal is to achieve a sustainable flow of new treatments based on a diversified portfolio of investigational medicines utilising modalities such as small molecules, antibodies, antibody drug conjugates and cells, either alone or in combination.

About GSK

GSK is a science-led global healthcare company with a special purpose: to help people do more, feel better, live longer. For further information please visit www.gsk.com/about-us.

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the potential for cash payments related to MAT2A program option exercise and preclinical, clinical and sales milestones, (ii) the potential clinical combination of IDEAYA and GSK programs, (iii) the timing of IDEAYA’s Synthetic Lethality programs reaching clinical trials, (iv) the potential for an industry leading pipeline and potential solid tumor types to be addressed, and (v) the ability to deliver transformative value to patients. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes including Hart Scott Rodino Antitrust Improvements Act clearance, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on May 12, 2020 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D "Risk Factors" in the company's Annual Report on Form 20-F for 2019 and any impacts of the COVID-19 pandemic.

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Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
investor@ideayabio.com

GSK enquiries:
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